                                                                    EXHIBIT 99.2



                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                           9 3/8% SENIOR SUBORDINATED
                                 NOTES DUE 2008
                                       OF
                          GENERAL BINDING CORPORATION


         As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer if certificates for 9 3/8% Senior Subordinated Notes due 2008 (the "Notes") of General Binding Corporation, a Delaware corporation (the "Company"), are not immediately available to the registered holder of such Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Notes to the account maintained by First Union National Bank (the "Exchange Agent") at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to 5:00 p.m., New York City time, on __________, 1998, unless extended (the "Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by DTC may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent. See "Exchange Offer - Procedures for Tendering." Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.


                             The Exchange Agent is:

                           FIRST UNION NATIONAL BANK


                   By Mail:                      By Overnight Courier:                       By Hand:
           First Union National Bank           First Union National Bank            First Union National Bank
     Corporate Trust Reorganization Dept.    Corporate Trust Reorganization              40 Broad Street
       1525 West W.T. Harris Blvd., 3C3                  Dept.                         5th Floor, Suite 550
        Charlotte, North Carolina 28262     1525 West W.T. Harris Blvd., 3C3         New York, New York 10004
               Attn: Mike Klotz             Charlotte, North Carolina 28262
                                                    Attn: Mike Klotz

                                               By Facsimile Transmission:
                                            (For Eligible Institutions Only):
                                                     (704)  590-7628

                                                  Confirm by Telephone
                                                     (704)  590-7408

         DELIVERY OF THIS NOTICE AS GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN THE NUMBER LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company the aggregate principal amount of Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the accompanying Prospectus dated __________, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

         The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the Tendered Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the Tendered Notes are acquired by the Company as contemplated herein, and the Tendered Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the Tendered Notes, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

         BY TENDERING NOTES AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT (i) NEITHER THE UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN "AFFILIATE" OF THE COMPANY, (ii) ANY EXCHANGE NOTES TO BE RECEIVED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE ORDINARY COURSE OF BUSINESS OF THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S), (iii) THE UNDERSIGNED AND EACH BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER, AND
(iv) THE UNDERSIGNED OR ANY SUCH BENEFICIAL OWNER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES
ACT) OF SUCH EXCHANGE NOTES.

         A broker-dealer who holds Notes for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Notes pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. If the undersigned or any beneficial owner(s) is a broker-dealer which acquired any of the Tendered Notes for its own account as the result of market-making activities or other trading activities, such broker-dealer acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in exchange for any of such Tendered Notes that were acquired for its own account as the result of market-making activities or other trading activities (provided that, by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

         ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, VALIDITY, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF TENDERED NOTES WILL BE DETERMINED BY THE COMPANY, IN ITS SOLE DISCRETION, WHOSE DETERMINATION SHALL BE FINAL AND BINDING ON ALL PARTIES. THE COMPANY RESERVES THE ABSOLUTE RIGHT,

IN ITS SOLE AND ABSOLUTE DISCRETION, TO REJECT ANY AND ALL TENDERS DETERMINED BY THE COMPANY NOT TO BE IN PROPER FORM OR THE ACCEPTANCE OF WHICH, OR EXCHANGE FOR WHICH, MAY, IN THE VIEW OF THE COMPANY OR OF COUNSEL TO THE COMPANY, BE UNLAWFUL.

         ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, EXECUTORS,
ADMINISTRATORS, PERSONAL REPRESENTATIVES, TRUSTEES IN BANKRUPTCY, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

Name(s) of Registered Holder(s):________________________________________________

________________________________________________________________________________
                                  Please Print
Address(es):____________________________________________________________________

________________________________________________________________________________

Area Code and Tel. No(s):
_____________________________________________________


         X______________________________________________________________________

         X______________________________________________________________________
                   Signature(s) of Owner(s) or Authorized Signatory


         Must be signed by the registered holder(s) of the Tendered Notes as their name(s) appear(s) on certificates for such Tendered Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.


                                           Aggregate Principal
        Certificate No(s)                   Amount Represented                  Aggregate Principal
         (if available)                       by Certificate                      Amount Tendered
         --------------                       --------------                      ---------------
_______________________________        ____________________________        _______________________________

_______________________________        ____________________________        _______________________________

_______________________________        ____________________________        _______________________________

_______________________________        ____________________________        _______________________________




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If Notes will be delivered by book-entry transfer to The Depository Trust
Company, provide the following information:

Signature:______________________________________________________________________

Account Number:_________________________________________________________________

Date: __________________________________________________________________________



              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED





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                                   GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of either certificates for the Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Notes tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.


____________________________________        ____________________________________
               Firm                                  Authorized Signature

____________________________________        Name _______________________________
              Address                               (Please Type or Print)


____________________________________        Title ______________________________
             Zip Code
                                            Dated ________________________, 1998


Area Code and Tel. No.: ________________________________________________________


         DO NOT SEND CERTIFICATES FOR NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.





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